THE HUNTINGTON FUNDS

AMENDED MULTIPLE CLASS PLAN

AUGUST 31, 2012

This Amended Multiple Class Plan (“Plan”) is adopted by THE HUNTINGTON FUNDS (the “Trust”), a Delaware statutory trust, with respect to all of the classes of shares (“Classes”) of all of the series of the Trust (the “Funds”) that have more than one class of shares. This Amended Multiple Class Plan (“Plan”) hereby replaces the Multiple Class Plan previously executed by the Board of Trustees, which Plan is dated June 23, 2006.

1.	Purpose

The Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust, as such term is defined by the Investment Company Act of 1940, as amended (the “1940 Act”), has determined to adopt this Plan in accordance with Rule 18f-3(d) under the 1940 Act to enable the Funds to provide appropriate services to certain designated Classes.

2.	Separate Arrangements/Class Differences

a. Designation of Classes: Each of the Funds may offer up to three classes of shares: Investment A Shares, Investment C Shares and Trust Shares. In addition, the Huntington Money Market Fund may offer Interfund Shares. Currently, the “VA Funds” only have one share class. In the Multiple Class Plan dated June 23, 2006, the Funds offered Investment Class B Shares. The Investment Class B Shares were dissolved by approval of the Board of Trustees at a meeting held on May 13, 2010. Subsequently, all Investment Class B Shares of each Fund were converted into Investment Class A Shares on June 29, 2010.

b. Sales Charges: Purchases of Investment A Shares are subject to a front-end sales charge, and certain redemptions of Investment A Shares are subject to contingent deferred sales charges, each as described in the applicable prospectus or statement of additional information. Purchases of Investment C Shares are offered at the then-current net asset value without a front-end sales charge, but are subject to contingent deferred sales charges, as described in the applicable prospectus or statement of additional information. Purchases and redemptions of Trust Shares and Interfund Shares are not subject to sales charges. Quantity discounts, accumulated purchases, concurrent purchases, purchases in conjunction with a letter of intent, reinstatement privileges, systematic withdrawals, waivers and other purchases at net asset value as they relate to Investment A Shares are as described in the applicable prospectus or statement of additional information. Quantity discounts, accumulated purchases, concurrent purchases, purchases in conjunction with a letter of intent, reinstatement privileges, systematic withdrawals, waivers and other purchases at net asset value as they relate to Investment C Shares are as described in the applicable prospectus or statement of additional information. Waivers of contingent deferred sales charges as they relate to Investment C Shares are as described in the applicable prospectus or statement of additional information.

c. Distribution of Shares: Investment A Shares and Investment C Shares may be purchased through The Huntington Investment Company, Huntington Personal Bankers, as well as from the Trust’s Distributor. Trust Shares may be purchased through procedures established by the Distributor in connection with the requirements of fiduciary, advisory, agency and other similar accounts maintained by or on behalf of customers of Huntington Bank or its affiliates or correspondent banks as well as similar customers of third party financial institutions. Interfund Shares may only be purchased by the bond and equity funds of the Trust.

d. Minimum Investment Amounts: The minimum initial investment for Investment A Shares, Investment C Shares or Trust Shares is $1,000 for investments made outside the Systematic Investment Program and $50 for investments made within the Systematic Investment Program. Subsequent investments in Investment A Shares or Investment C Shares are subject to a $50 minimum. Subsequent investments in Trust Shares are subject to a $500 minimum for investments made outside the Systematic Investment Program and $50 for investments made within the Systematic Investment Program. There is no minimum or subsequent investment amount for Interfund Shares.

e. Voting Rights: Shareholders of each class are entitled to one vote for each share held on the record date for any action requiring a vote by the shareholders and a proportionate fractional vote for each fractional share held. Shareholders of the Trust will vote in the aggregate and not by Fund or class, except (i) as otherwise expressly required by law or when the Trustees determine that the matter to be voted upon affects only the interests of shareholders of a particular Fund or class, and (ii) only holders of Investment A Shares and/or Investment C Shares will be entitled to vote on matters applicable to one or both classes submitted to shareholder vote with respect to the Trust’s Distribution and Shareholder Services Plan adopted pursuant to Rule 12b-1 (the “Rule 12b-1 Plan”).

3.	Expense Allocations

All or a portion of certain expenses may be attributable only to a particular class of shares of each Fund. These class expenses are charged directly to the net assets of the particular class and are borne on a pro rata basis by the shareholders of that class. The expenses incurred pursuant to the Rule 12b-1 Plan will be borne solely by the holders of Investment A Shares and Investment C Share classes, as specified in the Rule 12b-1 Plan. Shareholder servicing fees will be borne solely by the holders of Investment A Shares, Investment C Shares or Trust Shares. Certain other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust’s assets, may, in the discretion of the Board of Trustees, also be charged to a particular class if such expenses are incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. For non-daily dividend Funds, all other expenses will be allocated to each class on the basis of the relative net asset value of that class in relation to the net asset value of the Fund. For daily dividend Funds, all other expenses will be allocated pursuant to the “settled shares method” as defined in Rule 18f-3 under the 1940 Act.

4.	Exchange Features

Shareholders may exchange Trust Shares in any Fund for Trust Shares in any other Fund at the respective net asset values next determined after receipt of the request in good order.

Shareholders may exchange Investment A Shares in any Fund for Investment A Shares in any other Fund offering Investment A Shares at the respective net asset value next determined after receipt of the request in good order, plus any applicable sales charge. No sales charge applies when Investment A Shares are exchanged from a Fund that imposes a sales charge to a Fund with no sales charge. If a shareholder seeks to exchange Investment A Shares of a Fund that does not impose a sales charge for Investment A Shares of a Fund that imposes a sales charge, the shareholder will be required to pay the applicable sales charge of the Fund into which the Investment A Shares are exchanged. In all cases, shareholders will be required to pay a sales charge only once.

Shareholders may exchange Investment C Shares in any Fund for Investment C Shares in any other Fund offering Investment C Shares at the respective net asset value next determined after receipt of the request in good order.

5.	Dividends

As a result of fees charged by Investment A Shares and Investment C Shares under the Rule 12b-1 Plan as well as under shareholder servicing arrangements, dividends payable on Investment A Shares, Trust Shares and Interfund Shares may be more than dividends payable on Investment C Shares, dividends payable on Trust Shares and Interfund Shares may be more than dividends payable on Investment A Shares or Investment C Shares, dividends payable on Interfund Shares may be more than dividends payable on Trust Shares, and dividends payable on Investment A Shares may be more than dividends payable on Investment C Shares.

6.	Termination and Amendment

This Plan may be terminated or amended pursuant to the requirements of Rule 18f-3(d) under the 1940 Act.

7.	Effectiveness

This Plan shall become effective with respect to each class, (i) to the extent required by Rule 18f-3, after approval by a majority vote of: (a) the Trust’s Board of Trustees; (b) the members of the Board of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Trust’s Plan and/or (ii) upon execution of an exhibit adopting this Plan with respect to such class.

WITNESS the due execution hereof this 31st day of August, 2012.

THE HUNTINGTON FUNDS

By:	/s/ B. Randolph Bateman
Name:	B. Randolph Bateman
Title:	President

THE HUNTINGTON FUNDS

By:	/s/ R. Jeffrey Young
Name:	R. Jeffrey Young
Title:	Chief Executive Officer

THE HUNTINGTON FUNDS

AMENDED MULTIPLE CLASS PLAN

August 31, 2012

Fund		Effective Date
Dividend Capture Fund
	Class A Shares	June 23, 2006
	Trust Shares	June 23, 2006
Fixed Income Securities Fund
	Class A Shares	June 23, 2006
	Trust Shares	June 23, 2006
Tax-Free Money Market Fund
	Class A Shares	June 23, 2006
	Trust Shares	June 23, 2006
Global Select Markets Fund
	Class A Shares	December 28, 2009
	Trust Shares	December 28, 2009
Growth Fund
	Class A Shares	June 23, 2006
	Trust Shares	June 23, 2006
Income Equity Fund
	Class A Shares	June 23, 2006
	Trust Shares	June 23, 2006
Intermediate Government Income Fund
	Class A Shares	June 23, 2006
	Trust Shares	June 23, 2006
International Equity Fund
	Class A Shares	June 23, 2006
	Trust Shares	June 23, 2006
Macro 100 Fund
	Class A Shares	June 23, 2006
	Trust Shares	June 23, 2006
Mid Corp America Fund
	Class A Shares	June 23, 2006
	Trust Shares	June 23, 2006
Money Market Fund
	Class A Shares	June 23, 2006
	Trust Shares	June 23, 2006
	Interfund Shares	June 23, 2006

Mortgage Securities Fund
	Class A Shares	June 23, 2006
	Trust Shares	June 23, 2006
Ohio Municipal Money Market Fund
	Class A Shares	June 23, 2006
	Trust Shares	June 23, 2006
Ohio Tax-Free Fund
	Class A Shares	June 23, 2006
	Trust Shares	June 23, 2006
Real Strategies Fund
	Class A Shares	April 30, 2007
	Trust Shares	April 30, 2007
Rotating Markets Fund
	Class A Shares	June 23, 2006
	Trust Shares	June 23, 2006
Short/Intermediate Fixed Income Securities Fund
	Class A Shares	June 23, 2006
Trust Shares
Situs Fund
	Class A Shares	June 23, 2006
	Trust Shares	June 23, 2006
Technical Opportunities Fund
	Class A Shares	May 1, 2008
	Trust Shares	May 1, 2008
U.S. Treasury Money Market Fund
	Class A Shares	June 23, 2006
	Trust Shares	June 23, 2006
World Income Fund
	Class A Shares	May 2, 2011
	Trust Shares	May 2, 2011
Disciplined Equity Fund
	Class A Shares	July 28, 2011
	Trust Shares	July 28, 2011
Income Generation Fund
	Class C Shares	August 31, 2012
Longer Duration Fixed Income Fund
	Trust Shares	August 31, 2012

This Exhibit, as of August 31, 2012, is hereby incorporated and made part of the Amended Multiple Class Plan dated August 31, 2012.

WITNESS the due execution hereof this 31st day of August, 2012.

THE HUNTINGTON FUNDS

By:	/s/ B. Randolph Bateman
Name:	B. Randolph Bateman
Title:	President

THE HUNTINGTON FUNDS

By:	/s/ R. Jeffrey Young
Name:	R. Jeffrey Young
Title:	Chief Executive Officer